EXHIBIT NO. 23.2
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                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, as amended, of our report dated March 24, 1995, included in Comstock Resources, Inc.'s Form 10-K for the year ended December 31, 1994, and of our report dated September 15, 1995, included in Comstock Resources, Inc.'s Form 8-K, as amended by Form 8-K/A dated September 22, 1995, and to all references to our Firm included in this registration statement.




                                        ARTHUR ANDERSEN LLP




Dallas, Texas
October 2, 1995